                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                  UroCor, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                     [LOGO]




                                 April 30, 1999


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of UroCor, Inc. to be held at 2:00 p.m., C.D.T., on Monday, June 14, 1999, at the Westin Hotel, One North Broadway, Oklahoma City, Oklahoma.

     This year you will be asked to vote in favor of three proposals. The proposals relate to the election of three directors, the approval of an amendment to an employee stock option plan and approval of an amendment to a non-employee director stock option plan. These matters are more fully explained in the attached proxy statement, which you are encouraged to read.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THESE PROPOSALS AND URGES THAT YOU RETURN YOUR SIGNED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

     Thank you for your cooperation.

                                       Sincerely,

                                       /s/ William A. Hagstrom

                                       William A. Hagstrom
                                       Chairman of the Board and
                                         Chief Executive Officer

                                  UROCOR, INC.
                              840 RESEARCH PARKWAY
                          OKLAHOMA CITY, OKLAHOMA 73104

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 14, 1999

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UroCor, Inc., a Delaware corporation (the "Company"), will be held on Monday, June 14, 1999, at 2:00 p.m., C.D.T., at the Westin Hotel, One North Broadway, Oklahoma City, Oklahoma for the following purposes:

     1. To elect three persons to serve as directors of the Company for three-year terms or until their respective successors are duly elected and qualified.

     2. To consider and vote on a proposal to approve an amendment to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock for which options may be granted under the plan from 2,000,000 to 2,300,000 shares.

     3. To consider and vote on a proposal to approve an amendment to the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan to increase the aggregate number of shares of Common Stock for which options may be granted under the plan from 100,000 to 200,000 shares.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of Common Stock of the Company of record at the close of business on April 19, 1999, will be entitled to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy card.

                                       By Order of the Board of Directors


                                       \s\ Bruce C. Hayden

                                       Bruce C. Hayden
                                       Senior Vice President, Chief Financial
                                         Officer, Secretary and Treasurer

April 30, 1999

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                                  UROCOR, INC.

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 1999

                               GENERAL INFORMATION

     This proxy statement and the accompanying proxy card are being furnished to holders of Common Stock of UroCor, Inc. ("UroCor" or the "Company"), 840 Research Parkway, Oklahoma City, Oklahoma 73104 (Tel. No. 405/290-4000), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of stockholders to be held Monday, June 14, 1999, at 2:00 p.m. at the Westin Hotel, One North Broadway, Oklahoma City, Oklahoma, or any adjournment thereof.

     Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed herein, for the proposal to approve an amendment (the "1992 Plan Amendment") to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended (the "1992 Plan"), and for the proposal to approve an amendment (the "Director Plan Amendment") to the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan (the "Director Plan"). The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement and accompanying proxy card are being mailed on or about April 30, 1999 to shareholders of record on April 19, 1999 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 10,498,692 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") and only the holders of record on the Record Date shall be entitled to vote at the meeting.

     The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the stockholders at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum for the transaction of business at the meeting.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1:  ELECTION OF DIRECTORS

     At the meeting three directors are to be elected, constituting all of the Class III directors. The Company's Restated Certificate of Incorporation, as amended, provides for the classification of the Board of Directors into three classes of directors (Class I, Class II and Class III), with the term of each class expiring at successive annual stockholders' meetings. All nominees are elected for three-year terms. Each director will serve until the annual meeting of stockholders at which his term expires, or until his respective successor is duly elected and qualified or his earlier resignation or removal. The terms of office of Michael W. George, William A. Hagstrom and Michael E. Herbert expire at the meeting, and they are each proposed as nominees for terms expiring at the 2002 Annual Meeting of Stockholders. It is the intention of the persons named in the proxies for the holders of the Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. Any vacancies that may occur during the year may be filled by an individual appointed by the Board of Directors to serve for the remainder of the term of such director position. In accordance with the Company's by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for director or may withhold authority to vote for all nominees for director. Each director nominee receiving a plurality of the votes cast in person or by proxy at the meeting will be elected director. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee, and will not affect the outcome of the election.

     The following table sets forth certain information with respect to the director nominees and the Company's other directors:

                                                                                           DIRECTOR
                                        AGE      POSITION WITH THE COMPANY                  SINCE
NOMINEES FOR ELECTION FOR TERMS
EXPIRING AT THE 2002 ANNUAL
MEETING OF STOCKHOLDERS (CLASS III)
Michael W. George                        50      President, Chief Operating                  1998
                                                 Officer and Director

William A. Hagstrom                      41      Chairman of the Board and                   1989
                                                 Chief Executive Officer

Michael E. Herbert                       54      Director                                    1994

DIRECTORS WHOSE TERMS EXPIRE AT
THE 2000 ANNUAL MEETING OF
STOCKHOLDERS (CLASS I)

Herbert J. Conrad                        66      Director                                    1993

Louis M. Sherwood, M.D.                  62      Director                                    1993

DIRECTORS WHOSE TERMS EXPIRE AT
THE 2001 ANNUAL MEETING OF
STOCKHOLDERS (CLASS II)

Aaron Beam, Jr.                          55      Director                                    1997

Thomas C. Ramey                          55      Director                                    1997

BACKGROUND OF NOMINEES FOR DIRECTOR

     MICHAEL W. GEORGE. Mr. George joined the Company in August 1998 as a director, President and Chief Operating Officer. Before joining the Company, from August 1989 to August 1998, Mr. George held several senior management positions at DuPont Merck Pharmaceuticals Company, including President - International and President - North America. From June 1997 through August 1998 he served as Senior Vice President, Cardiovasculars. Prior to joining DuPont Merck, he spent four years at Bristol-Myers Squibb and twelve years at Sandoz Pharmaceuticals in various sales and marketing management positions. Mr. George is also a director of Avanir Pharmaceuticals.

     WILLIAM A. HAGSTROM. Mr. Hagstrom has been a director of the Company and served as President and Chief Executive Officer of the Company since November 1989. Mr. Hagstrom was appointed Chairman of the Board of Directors in September 1994. Before joining the Company, Mr. Hagstrom was Vice President of the Scientific Products Division of Baxter-Travenol, a medical products company, where he served in various marketing, sales, product planning and general management positions from November 1985 to November 1989. Prior to joining Baxter-Travenol, he spent three years at American Hospital Supply Corp. until it was acquired by Baxter-Travenol and three years at Becton Dickinson & Co. in various management positions.

     MICHAEL E. HERBERT. Mr. Herbert has been a director since July 1994. Mr. Herbert has been the President and Chief Executive Officer of the Bridgeport Bluefish Professional Ball Club, an independent minor league baseball team in the Atlantic Professional Baseball League since January 1999. Mr. Herbert was the founding Chief Executive Officer of Physicians Health Services, Inc. ("PHS"), an individual practice association health maintenance organization ("IPA/HMO"), and served in that capacity from November 1976 through August 1996, at which time he became Co-Chief Executive Officer. PHS was acquired in January 1998 by Foundation Health Systems, Inc. and Mr. Herbert continued in his role as Co-Chief Executive Officer until July 1998. From January 1971 to November 1976, Mr. Herbert was Vice President of InterStudy, a national health policy research firm. Mr. Herbert is past Chairman of the American Association of Health Plans and is past Chairman of the American Managed Care and Review Association.

BACKGROUND OF DIRECTORS

     AARON BEAM, JR. Mr. Beam has been a director since December 1997. From January 1984 until his retirement in October 1997, Mr. Beam was the Executive Vice President and Chief Financial Officer of HEALTHSOUTH Corporation, a provider of outpatient surgery and rehabilitative healthcare services, which he co-founded. From May 1980 to December 1983, Mr. Beam served as Controller of the Shared Services Division of Lifemark Corporation, a healthcare company. Mr. Beam is also a director of Ramsay Youth Services, Inc. and Wall Street Deli.

     HERBERT J. CONRAD. Mr. Conrad has been a director since October 1993. Until his retirement in August 1993, Mr. Conrad worked for 33 years at Hoffmann-LaRoche, Inc., a pharmaceutical company. He held senior management positions in marketing, business and strategic planning and public affairs. For the last 16 years of his career at Hoffmann-LaRoche, he was President of the United States Pharmaceuticals Division and Senior Vice President of Hoffmann-LaRoche and a member of its Executive Committee and Board of Directors. Mr. Conrad is also a director of several pharmaceutical and biotechnology companies, including Dura Pharmaceuticals, Biotechnology General Corporation, Gensia Sicor, and Gen-Vec.

     THOMAS C. RAMEY. Mr. Ramey has been a director since December 1997. Mr. Ramey has been Executive Vice President of Liberty Mutual Group, a diversified financial services company, since March 1995. Additionally, he has been President of Liberty International, responsible for the international business of Liberty Mutual, since December 1997. Mr. Ramey assumed his current positions with Liberty Mutual after having served as Senior Vice President, responsible for Liberty Mutual's workers compensation and managed healthcare products and services from July 1992. From March 1986 to June 1991, Mr. Ramey was the President and Chief Executive Officer of American International Healthcare, a subsidiary of American International Group, a managed healthcare company.

     LOUIS M. SHERWOOD, M.D. Dr. Sherwood has been a director since October 1993. Since 1992, Dr. Sherwood has been Senior Vice President, U.S. Medical and Scientific Affairs, of Merck & Co., a pharmaceutical company which he joined in 1987. His previous academic appointments include seven years as Baumritter Professor and Chairman of the Department of Medicine at Albert Einstein College of Medicine, Professor of Biochemistry and Physician in
Chief at Montefiore Medical Center, as well as eight years as Chairman of Medicine at the Michael Reese Medical Center and Professor of Medicine at the University of Chicago. He also served as Chief of Endocrinology at Beth
Israel Hospital and Associate Professor of Medicine at Harvard Medical School.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Stock Plan Committee and a Nominating Committee. During the fiscal year ended December 31, 1998, the Board of Directors met thirteen times, the Audit Committee met three times and the Compensation Committee met three times. All actions of the Nominating Committee and Stock Plan Committee were by unanimous consent. No director attended less than 75% of the combined number of Board meetings and meetings of committees of which he is a member.

     AUDIT COMMITTEE. Mr. Conrad and Mr. Beam are the current members of the Audit Committee. The Audit Committee recommends the independent public accountants appointed by the Board of Directors to audit the financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

     COMPENSATION COMMITTEE. Mr. Conrad and Mr. Herbert, neither of whom is an employee of the Company, are the current members of the Compensation Committee. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors on matters regarding the compensation of the Company's directors, executive officers and key employees.

     STOCK PLAN COMMITTEE. Mr. Conrad and Mr. Herbert are the current members of the Stock Plan Committee. The Stock Plan Committee acts as the administrative committee for the stock plans of the Company, including the 1992 Plan, the Director Plan and the Company's Employee Stock Purchase Plan.

     NOMINATING COMMITTEE. Mr. Conrad and Mr. Herbert are the current members of the Nominating Committee. The Nominating Committee recommends nominees for election as directors and persons to fill director vacancies and newly created directorships, selects the individuals to vote solicited proxies at stockholder meetings, reviews proxy comments received from stockholders relating to the Board of Directors, reviews stockholders' suggestions of nominees for director that are submitted in accordance with the provisions of the by-laws of the Company and reviews and makes recommendations to the Board of Directors regarding the organization and structure of the Board.

PROPOSAL 2:  APPROVAL OF THE 1992 PLAN AMENDMENT

GENERAL

     At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve the 1992 Plan Amendment. Approval of the 1992 Plan Amendment requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. The text of the proposed 1992 Plan Amendment is set forth in full in ANNEX A to this proxy statement. The 1992 Plan Amendment increases the aggregate number of shares of Common Stock for which options may be granted under the 1992 Plan from 2,000,000 to 2,300,000.

REASONS FOR THE 1992 PLAN AMENDMENT

     The Board of Directors believes that it is in the best interest of the Company to encourage ownership of the Company's stock by its employees and consultants. Providing an opportunity to hold an equity interest in the Company assists the Company in attracting and retaining key management and consulting personnel, which is critical to the Company's long-term success. The Company anticipates that the number of shares of Common Stock available under the 1992 Plan will be depleted by June 1999, and the Board of Directors of the Company has determined that, to continue to provide performance-based incentive to the Company's management and key employees, it is in the best interest of the Company to increase the number of shares of Common Stock available for grant of options under the 1992 Plan.

     To provide additional shares of Common Stock for which options may be granted under the 1992 Plan, the Board of Directors has approved the 1992 Plan Amendment and has directed that the same be presented to the stockholders for their approval.

CERTAIN CONSIDERATIONS

     Stockholders should note that certain disadvantages may result from approval of the 1992 Plan Amendment, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1992 PLAN AMENDMENT. Approval of the 1992 Plan Amendment requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. If not otherwise provided, proxies will be voted "FOR" approval of the 1992 Plan Amendment. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote will have the same effect as a vote against the proposal.

PROPOSAL 3:  APPROVAL OF THE DIRECTOR PLAN AMENDMENT

GENERAL

     At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve the Director Plan Amendment. Approval of the Director Plan Amendment requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. The text of the proposed Director Plan Amendment is set forth in full in ANNEX B to this proxy statement. The Director Plan Amendment increases the aggregate number of shares of Common Stock for which options may be granted under the Director Plan from 100,000 to 200,000.

REASONS FOR THE DIRECTOR PLAN AMENDMENT

     The Board of Directors believes that it is in the best interest of the Company to attract and retain the services of experienced and knowledgeable non-employee directors of the Company and to provide an incentive for such directors to increase their proprietary interests in the Company's long-term success and progress. The Company anticipates that the number of shares of Common Stock available under the Director Plan will be depleted by June 1999, and the Board of Directors of the Company has determined that, to continue to provide performance-based incentive to the Company's directors, it is in the best interest of the Company to increase the number of shares of Common Stock available for grant of options under the Director Plan.

     To provide additional shares of Common Stock for which options may be granted under the Director Plan, the Board of Directors has approved the Director Plan Amendment and has directed that the same be presented to the stockholders for their approval.

CERTAIN CONSIDERATIONS

          Stockholders should note that certain disadvantages may result from approval of the Director Plan Amendment, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE DIRECTOR PLAN AMENDMENT. Approval of the Director Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock that are outstanding as of the Record Date. If not otherwise provided, proxies will be voted "FOR" approval of the Director Plan Amendment. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote has the same effect as a vote against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 15, 1999 with respect to (i) persons known to the Company to be beneficial holders of five percent or more of the outstanding shares of Common Stock, (ii) the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and the directors of the Company and (iii) all executive officers and directors of the Company as a group.

                                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)
                                                             --------------------------------------------
BENEFICIAL OWNER(1)                                              SHARES                          %
-------------------                                          ---------------              ---------------
Wellington Management Company, LLP(3)                            1,025,700                       9.8
75 State Street
Boston, MA  02109

Heartland Advisors, Inc.(4)                                        603,400                       5.7
790 North Milwaukee Street
Milwaukee, WI  53202

Capital Research & Management Co.(5)                               600,000                       5.7
333 South Hope Street
Los Angeles, CA  90071

Dimensional Fund Advisors, Inc.(6)                                 540,700                       5.2
1299 Ocean Avenue
Santa Monica, CA  90401

Aaron Beam, Jr.                                                     12,000                        *
  Director(7)

Herbert J. Conrad                                                   29,000                        *
  Director(8)

Michael E. Herbert                                                  17,500                        *
  Director(9)

Thomas C. Ramey                                                     10,000                        *
  Director(10)

Louis M. Sherwood, M.D.                                             23,000                        *
  Director(11)

William A. Hagstrom(12)                                            420,522                       3.9
  Chairman of the Board and Chief Executive Officer

Michael W. George                                                     --                          --
  President and Chief Operating Officer, Director

Socrates H. Choumbakos(13)                                         167,106                       1.6
  Senior Vice President, Corporate Planning &
    Development and Assistant Secretary

Mark G. Dimitroff(14)                                              163,409                       1.5
  Vice President, New Product and Business
    Development

Robert W. Veltri, Ph.D.(15)                                        160,634                       1.5
  Vice President and General Manager UroSciences
    Group

All executive officers, directors and nominees as a              1,069,661                       9.6
group (14 persons)(16)

-----------------

*   Less than 1%.

(l) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days have been exercised or converted.

(2) Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Information with respect to the ownership of such beneficial owner was obtained from its report on Amendment No. 1 to Schedule 13G dated December 31, 1998, as received by the Company.

(4) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 4, 1999, as received by the Company.

(5) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 8, 1999, as received by the Company.

(6) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 12, 1999, as received by the Company.

(7) The beneficial owner's shares set forth in the table include 10,000 shares of Common Stock issuable upon the exercise of certain stock options.

(8) The beneficial owner's shares set forth in the table include 20,000 shares of Common Stock issuable upon the exercise of certain stock options.

(9) The beneficial owner's shares set forth in the table include 17,500 shares of Common Stock issuable upon the exercise of certain stock options.

(10) The beneficial owner's shares set forth in the table include 10,000 shares of Common Stock issuable upon the exercise of certain stock options.

(11) The beneficial owner's shares set forth in the table include 20,000 shares of Common Stock issuable upon the exercise of certain stock options.

(12) The beneficial owner's shares set forth in the table include 187,480 shares of Common Stock issuable upon the exercise of certain stock options.

(13) The beneficial owner's shares set forth in the table include 129,700 shares of Common Stock issuable upon the exercise of certain stock options.

(14) The beneficial owner's shares set forth in the table include 85,318 shares of Common Stock issuable upon the exercise of certain stock options.

(15) The beneficial owner's shares set forth in the table include 86,800 shares of Common Stock issuable upon the exercise of certain stock options.

(16) See notes (7) through (15) to this table. The beneficial owners' shares set forth in this table include an aggregate of 611,798 shares of Common Stock issuable upon the exercise of certain stock options and warrants.

                       EXECUTIVE OFFICERS AND COMPENSATION

     The following section sets forth the names and backgrounds of the Company's executive officers and certain key employees.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

                                                                                DATE OF
NAME                                        OFFICES HELD                     FIRST ELECTION        AGE
William A. Hagstrom                 Chairman of the Board and Chief           November 1989         41
                                     Executive Officer

Michael W. George                   President, Chief Operating Officer         August 1998          50
                                     and Director

Bruce C. Hayden                     Senior Vice President, Chief Financial     April 1999           38
                                     Officer, Secretary and Treasurer

Socrates H. Choumbakos              Senior Vice President, Corporate            June 1992           54
                                     Planning & Development and
                                     Assistant Secretary

Karl K. Nigg                        Vice President, Sales and                 February 1998         41
                                     General Manager,
                                     UroTherapeutics Group

Robert W. Veltri, Ph. D.            Vice President and General Manager,       October 1990          57
                                     UroSciences Group

Mark G. Dimitroff                   Vice President, New Product and            April 1990           52
                                     Business Development

Lou Rye Carmichael                  Vice President, Chief Compliance          February 1998         42
                                      Officer

Gerard J. O'Dowd, M.D.              Medical Director                           August 1990          48

     For further information regarding Mr. Hagstrom's and Mr. George's background, see "Background of Nominees for Director".

     BRUCE C. HAYDEN. Mr. Hayden joined the Company in April 1999 as Senior Vice President, Chief Financial Officer, Treasurer and Secretary. Before joining the Company, Mr. Hayden was Executive Vice President, Financial Operations of MedShares, Inc., a privately held home healthcare management company from July 1994 to February 1996 and from August 1996 to December 1998. From February to August 1996, Mr. Hayden served as Group Chief Financial Officer of Columbia Homecare Group, a home healthcare company. From September 1992 to June 1994, he held the position of Chief Internal Audit Director with First American Homecare, also a home healthcare company. Prior to moving into the private healthcare industry, Mr. Hayden served in various Audit Manager positions with the public accounting firms of BDO Seidman and Adams & Akin, PC for 9 years.

     SOCRATES H. CHOUMBAKOS. Mr. Choumbakos joined the Company in June 1992 as Vice President, Corporate Development, Chief Financial Officer and Secretary, and became Senior Vice President, Corporate Planning and Development in May 1997. Before joining the Company, Mr. Choumbakos was President of Venture Development Group, a corporate and business development consulting firm, from March 1988 to June 1992. From March 1988 to December 1990, Mr. Choumbakos was also Vice President and Chief Financial Officer of Creative Business Strategies, Inc., a business development consulting firm. From August 1979 to March 1988, Mr. Choumbakos was Director of Corporate Development at Becton Dickinson & Co., a medical products company. Prior to 1979, he was a Senior Manager with Price Waterhouse & Co. where he worked for 13 years.

     KARL K. NIGG. Mr. Nigg joined the Company in February 1998 as Vice President, UroTherapeutic Business Development and became Vice President, Sales and General Manager, UroTherapeutics Group in December 1998. Mr. Nigg had senior management responsibilities for operations, marketing, sales and sourcing for Amersham Healthcare, a pharmaceutical, medical equipment and consumer health care products company, from June 1990 to October 1993, at which time he was promoted to the position of Vice President, Pharmacy Operations. In January 1996, Mr. Nigg was promoted to Vice President Sales/Pharmacy Operations covering 26 states, a position he held until August 1997.

     ROBERT W. VELTRI, PH.D. Dr. Veltri joined the Company in October 1990 as Vice President, Product Planning and Technology Development and Chief Scientific Officer, and became Vice President and General Manager UroSciences Group in October 1994. Before joining the Company, Dr. Veltri was the Executive Vice President and Chief Technical Officer at Theracel, Inc., a therapeutics development company, from 1988 to October 1990. From 1984 to 1988, he was a founder and President and Chief Executive Officer of American Biotechnology Company, the predecessor to Theracel, Inc. Prior to 1984, Dr. Veltri held various positions with Cooper Biomedical Inc., a diagnostic products company, and West Virginia University Medical School.

     MARK G. DIMITROFF. Mr. Dimitroff joined the Company in April 1990 as Vice President, Marketing and Sales and became Vice President and General Manager UroDiagnostics Group in October 1994. In December 1998, he assumed the position of Vice President, New Product and Business Development. Before joining the Company, Mr. Dimitroff served as Vice President, Marketing and Sales for Dianon Systems, Inc., an oncology specialty reference laboratory, from 1984 to April 1990. Prior to 1984, he held senior marketing and sales management positions with MetPath Inc., a large general reference laboratory, and American Hospital Supply Corp.

     LOU RYE CARMICHAEL. Ms. Carmichael joined the Company in April 1990 as Manager, Telemarketing and was promoted to Marketing Manager in April 1992. Ms. Carmichael assumed the position of Director, Human Resources from July 1995 to September 1996, Director, Sales and Client Relations from September 1996 to February 1998. She was promoted to Vice President, Sales and Client Relations in February 1998. In December 1998, she assumed her current position of Vice President, Chief Compliance Officer. Ms. Carmichael managed the Eveready Telephone Sales Center for Ralston Purina prior to joining UroCor.

     GERARD J. O'DOWD, M.D. Dr. O'Dowd joined the Company in August 1990 as Medical Director. Before joining the Company, Dr. O'Dowd was in private practice specializing in fine needle aspiration cytology and served as a pathologist for a regional reference laboratory in the Washington, D.C. area from January 1988 to August 1990. From 1983 to December 1987, Dr. O'Dowd served on the staff of George Washington Medical Center where he was Chief Pathologist for the Division of Cytopathology and Hematopathology. He received his medical degree from Georgetown University School of Medicine, completed a pathology residency at the University of Utah and was a Cytopathology Fellow at the Medical College of Virginia.

     All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of The Board of Directors (the "Committee"), which is composed of non-employee directors and performs the duties described on page 6 of this Proxy Statement, has furnished the following report on executive compensation.

OVERALL OBJECTIVES AND PHILOSOPHY OF EXECUTIVE COMPENSATION PROGRAM

     The Company's basic philosophy is to align executive compensation with increases in stockholder value through growth in sales and operating profits. Primarily, this is accomplished through the use of stock options, which provide compensation in direct proportion to increases in stockholder value. In addition, the Company believes it is important to emphasize teamwork and active participation by all employees. This is accomplished through providing options to essentially all full-time, exempt employees, and through cash incentives, through which both executives and employees receive cash bonuses based on Company-wide financial goals. The Company also provides a stock purchase plan to further encourage ownership of the Company's stock by all employees.

EXECUTIVE COMPENSATION PROGRAMS

     The Company's compensation programs consist of three principal elements: base salary, performance bonus and stock options. Together these elements establish total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders.

     BASE SALARY. The Committee establishes annual base salary levels for executives based on position, responsibility, level of experience and individual and Company performance. The Company also utilizes industry surveys and benchmarking to maintain base compensation levels comparable to its competitors and other companies in similar stages of development.

     The Committee evaluated the base salary of the Chairman of the Board, Chief Executive Officer and President of the Company in January 1998 and recommended that his annual compensation level be increased by 27% to $248,500. In setting Mr. Hagstrom's 1998 salary, the Committee considered strategic results for 1997, Mr. Hagstrom's individual performance and contributions and the approximately 18-month period since his last salary adjustment. The Committee also reviewed multiple surveys on executive compensation levels for emerging growth companies in various industries to ensure that such salary level was competitive with comparable companies. For 1999, as Chairman of the Board and Chief Executive Officer, Mr. Hagstrom requested that the Committee not consider a salary adjustment for his position given that the duties changed during the year with the hiring of a Chief Operating Officer in August 1998, who also assumed the responsibilities of President from Mr. Hagstrom.

     ANNUAL INCENTIVE COMPENSATION. Annual incentive compensation for executive officers is intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company. Actual awards are subject to decrease or increase based on level of attainment and are completely at the discretion of the Committee. Since the 1998 financial goals established by the Board of Directors in late 1997 were not achieved, the Committee determined that no incentive compensation should be paid for 1998. For 1999, the Company's senior management and executive officers are eligible to receive annual cash bonus awards which are linked directly to the Company's revenue, operating income and cashflow goals. As the Company's focus is on profitable growth and stockholder returns, significant weighting will be placed on actual operating income and cashflow performance. The Committee made awards to the executive officers named in the Summary Compensation Table under the incentive compensation plan in 1996 and 1997 for 1995 and 1996 financial performance.

     STOCK OPTION PROGRAM. Total compensation for executive officers and management also includes long-term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between the Company's management and stockholders due to the fact that an option holder realizes gains only if the stock price increases over the fair market value at the date of grant and the option holder exercises their option. In determining the amount of such grants, the Stock Plan Committee of the Company's Board of Directors evaluates the job level of the employee, responsibilities of the employee and competitive practices in the industry. All options are granted with an exercise price equal to fair market value of the Common Stock on the date of grant. Options generally vest over a period of one to five years. The long-term value realized by management through option exercises can be directly linked to the enhancement of stockholder value.

     For the year ended December 31, 1998, the Stock Plan Committee awarded additional stock options to the executive officers named in the Summary Compensation Table for the purchase of a total of 65,000 shares of Common Stock at $7.00 per share, the fair market value of the Common Stock on the date of grant. These options were granted to vest over three years, subject to acceleration to full vesting in one year if certain financial goals were attained for 1998. Because such financial goals were not attained for the year, no such acceleration occurred.

     Subsequent to December 31, 1998, the Stock Plan Committee awarded additional stock options to purchase an aggregate of 101,500 shares of Common Stock at $4.625 per share, the fair market value of the Common Stock on the date of such grant, to mid-management, marketing, sales and other select employees of the Company. These awards were intended to provide an incentive to individuals who can drive the Company's performance through their daily efforts. These options will be fully vested in one year.

FUTURE CONSIDERATIONS AND CONCLUSION

     The Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by other comparable companies. The Committee also believes that any amounts paid under the annual incentive plan appropriately relate to corporate and individual performance, yielding awards that are directly related to the annual financial and operational results of the Company. Finally, the Committee believes that the Company's stock option and stock purchase plans provide opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

                                       COMPENSATION COMMITTEE OF THE
                                           BOARD OF DIRECTORS

                                       Herbert J. Conrad
                                       Michael E. Herbert

SUMMARY OF COMPENSATION

     The following table summarizes compensation information concerning the Chief Executive Officer and each of the Company's other four most highly compensated executive officers as to whom the total annual salary and bonus for the fiscal year ended December 31, 1998, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                   ANNUAL COMPENSATION               COMPENSATION
                                        ------------------------------------------  --------------
                                                                        OTHER         SECURITIES
                                                                       ANNUAL         UNDERLYING         ALL OTHER
  NAME AND PRINCIPAL                      SALARY        BONUS       COMPENSATION        OPTIONS        COMPENSATION
       POSITION                YEAR         ($)          ($)             ($)             (#)(1)             ($)
----------------------       ---------  ----------   ----------  -----------------  --------------     ------------
William A. Hagstrom,           1998        253,940         --            --               12,500            --
  Chairman of the              1997        194,979      72,905           --               25,000            --
  Board and Chief              1996        181,774      38,532           --                  --             --
  Executive Officer

Michael W. George,             1998         83,769         --            --              160,000         73,336
  President and Chief
  Operating Officer(2)

Socrates H. Choumbakos,        1998        162,458         --            --                7,500          3,464
  Senior Vice President,       1997        146,487      24,994           --               15,000            --
  Corporate Planning &         1996        134,820      24,851           --                  --             --
  Development and
  Assistant Secretary(3)

Mark G. Dimitroff,             1998        166,999         --            --                7,500          1,065
  Vice President, New          1997        148,480      34,627           --               15,000            --
  Product and Business         1996        144,116      23,451           --                  --             --
  Development(3)

Robert W. Veltri, Ph.D.        1998        164,262         --            --                7,500            --
  Vice President and           1997        144,154      30,328           --               15,000            --
  General Manager,             1996        139,258      19,324           --                  --             --
  UroSciences Group

-------------------
(1) Represents shares issuable pursuant to stock options granted under a stock option plan.

(2) Employment began August 18, 1998. Other compensation represents reimbursed relocation costs.

(3) Other compensation represents the difference between the price paid for Common Stock and the fair market value of the Common stock on the date of purchase due to participation in the Employee Stock Purchase Plan.

OPTION GRANTS AND EXERCISES

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 1998, to each of the executive officers named in the Summary Compensation Table.

             OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1998

                                    INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------
                                                                                                        POTENTIAL REALIZED
                                  NUMBER OF        % OF TOTAL                                            VALUE AT ASSUMED
                                  SECURITIES         OPTIONS        EXERCISE                             ANNUAL RATES OF
                                  UNDERLYING       GRANTED TO        OR BASE                               STOCK PRICE
                                    OPTIONS       EMPLOYEES IN        PRICE          EXPIRATION          APPRECIATION FOR
        NAME                      GRANTED (#)      FISCAL YEAR      ($/SHARE)          DATE                OPTION TERM
------------------------         ------------     ------------      ---------    -----------------    ---------------------
                                                                                                        5% ($)      10% ($)
                                                                                                      ----------  ---------
William A. Hagstrom(1)             12,500             2.8            7.0625        April 16, 2008       55,520     140,698

Michael W. George                 150,000(2)         33.33            4.75         August 18, 2008     196,851     434,988

                                   10,000(3)          2.22            4.875      September 15, 2008     30,659      77,695

Socrates H. Choumbakos(1)           7,500             1.7            7.0625        April 16, 2008       33,312      84,418

Mark G. Dimitroff(1)                7,500             1.7            7.0625        April 16, 2008       33,312      84,418

Robert W. Veltri,  Ph.D.(1)         7,500             1.7            7.0625        April 16, 2008       33,312      84,418

-------------------
(1) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 33 1/3% on each of April 16, 1999, April 16, 2000 and April 16, 2001.

(2) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 33 1/3% on each of August 18, 1999, August 18, 2000 and August 18, 2001.

(3) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 33 1/3% on each of September 15, 1999, September 15, 2000 and September 15, 2001.

     The following table sets forth information concerning the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 1998. None of such executive officers exercised any stock options during the year ended December 31, 1998.

                       OPTION VALUES AT DECEMBER 31, 1998

                                                        NUMBER OF
                                                  SECURITIES UNDERLYING
                                                    UNEXERCISED OPTIONS               VALUE OF UNEXERCISED
                                                   AT DECEMBER 31, 1998              IN-THE-MONEY OPTIONS AT
                                                        (# SHARES)                  DECEMBER 31, 1998 ($)(1)
                                             --------------------------------   --------------------------------

                  NAME                         EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
---------------------------------------      --------------    --------------     ------------     -------------
William A. Hagstrom                                 174,980            29,166          877,384                 -

Michael W. George                                         -           160,000                -           258,750

Socrates H. Choumbakos                              122,200            17,500          656,050                 -

Mark G. Dimitroff                                    77,818            17,500          369,601                 -

Robert W. Veltri,  Ph.D.                             79,300            17,500          387,938                 -

-------------------
(1) Based on a price of $6.375, the closing price of the Common Stock on December 31, 1998, as reported by The Nasdaq Stock
     Market-Registered Trademark-.

PERFORMANCE PRESENTATION

     The following performance graph compares the performance of the Common Stock on an indexed basis to Center for Research in Security Prices ("CRSP") Index for The Nasdaq Stock Market-Registered Trademark- - US Companies ("Nasdaq US Companies") and a CRSP index of The Nasdaq Stock Market-Registered Trademark- health services companies for Nasdaq companies with SIC codes beginning with 80 ("Nasdaq Health Services Companies"). Information with respect to the Common Stock, the Nasdaq US Companies and the Nasdaq Health Services Companies is from May 16, 1996, the effective date of the Company's initial public offering. The graph assumes that the value of the investment in the Common Stock and each index was $100 at May 16, 1996, and that all dividends were reinvested. The Company will provide the names of the companies included in the Nasdaq Health Services Companies upon written request to the Investor Relations Department of the Company.


                                    [GRAPH]

                                              5/16/96               12/31/96          12/31/97           12/31/98
                                              -------               --------          --------           --------
UroCor, Inc.                                   100.0                  86.9              56.3               58.0

Nasdaq US Companies                            100.0                 104.1             127.8              179.6

Nasdaq Health Services Companies               100.0                  84.8              86.4               74.1

Note: The indices are reweighed daily, using the market capitalization on the previous trading day.

COMPENSATION OF DIRECTORS

     Each director receives a monthly retainer of $1,000, a $500 fee for each meeting attended in person and reimbursement for expenses related to attendance at Board meetings. Committee members receive an additional $2,000 for each committee served.

EMPLOYMENT AGREEMENTS

     Mr. Hagstrom entered into an employment agreement with the Company in January 1990. Under the terms of such agreement, Mr. Hagstrom serves as President and Chief Executive Officer. The term of the agreement is for one year, with automatic renewals indefinitely for further successive one-year periods unless terminated by either party. The Company may terminate the agreement upon Mr. Hagstrom's death or disability or for cause (as that term is defined therein). The Company may terminate the agreement at any time without cause, provided that the Company continues to pay Mr. Hagstrom at his then current base salary rate, on a monthly basis, for six months following the effective date of termination. Pursuant to the terms of the agreement, the Company may pay Mr. Hagstrom bonuses in such amounts as the Board of Directors in its sole discretion may determine.

     Messrs. George, Choumbakos and Dimitroff and Dr. Veltri each have entered into agreements with the Company regarding the respective terms of their employment. None of such agreements provide for fixed periods of employment. The agreement with Mr. Choumbakos provides for a current base salary of $157,200, subject to annual review, a bonus of up to 25% of his annual base salary and a severance obligation of six months upon termination without cause. The agreement with Mr. Dimitroff provides for a current base salary of $161,800, subject to annual review, and a bonus of up to 30% of his annual base salary. In April 1996, the Company's Board of Directors approved a severance obligation for Mr. Dimitroff of six months upon termination of employment without cause. The agreement with Dr. Veltri provides for a current base salary of $159,300, subject to annual review, a bonus of up to 25% of his annual base salary and a severance obligation of three months upon termination without cause. In April 1996, the Company's Board of Directors approved an increase in Dr. Veltri's bonus to up to 30% of his annual base salary and an increase in his severance obligation to six months upon termination of employment without cause. The agreement with Mr. George provides for a current base salary of $231,000, subject to annual review, a bonus of up to 50% of his annual base salary and a severance obligation of twelve months upon termination without cause in the first year of employment and six months after the first year of employment.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Change in Control Agreements with various key employees, including each of the executive officers named in the Summary Compensation Table. These agreements are intended to assure the continued availability of these executives in the event of certain transactions culminating in a "change in control" of the Company. Under the agreements, in the event the executive officer is terminated at any time after a change in control transaction has occurred, and termination is not voluntary or the result of death, permanent disability, retirement or certain other defined circumstances, the executive officer would be entitled to receive (i) payment of base salary and earned but unused vacation time through the date of termination, (ii) a bonus equal to the aggregate annual bonus paid to the executive officer since the effective date of the agreement, pro-rated through the date of termination, (iii) a lump sum cash payment equal to one and one-half times the sum of the annual base salary of the executive officer during the year in which the termination occurred plus the amount of the highest annual bonus received by the executive officer at any time after the effective date of the agreement and (iv) the continuation of life, disability and health insurance coverages for 18 months.

TRANSACTIONS

     In June 1997, the Company loaned $13,500 to Lou Rye Carmichael, an executive officer of the Company, to enable her to satisfy her federal income tax liability incurred in connection with the exercise of stock options granted to her pursuant to the 1992 Plan. This loan to Lou Rye Carmichael was paid in full with interest on the due date May 29, 1998. The loan bore interest at an annual rate of 7.5%.

                       DESCRIPTION OF COMPANY STOCK PLANS

     Pursuant to applicable federal securities laws, the Company is required to furnish to its stockholders in this proxy statement certain information with respect to the 1992 Plan Amendment and the Director Plan Amendment. For information concerning these plans, see "Proposal 2: Approval of the 1992 Plan Amendment ", "Proposal 3: Approval of the Director Plan Amendment" and the summaries set forth below.

     The following summaries do not purport to be complete summaries of the Company's stock option plans and are qualified in their entirety by reference to the plans.
SUMMARY OF THE 1992 PLAN

     The Board of Directors adopted and the stockholders approved the 1992 Plan in June 1997 and an amendment thereto in June 1998. The 1992 Plan authorizes a committee of the Board of Directors to issue options intended to qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are not intended to conform to the requirements of the Code Section ("Non-ISOs"). Under the terms of the 1992 Plan, the exercise price of each ISO cannot be less than 100% of the fair market value of the Common Stock at the time of grant, and, in the case of a grant to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each Non-ISO may not be less than the fair market value of the Common Stock on the date of grant. Options granted under the 1992 Plan may not be exercised after the tenth anniversary (or the fifth anniversary in the case of an option granted to a 10% stockholder) of their grant. Payments by option holders upon exercise of an option may be made by delivering cash. The 1992 Plan currently authorizes: (i) options to acquire up to an aggregate of 2,000,000 shares of Common Stock to be granted; (ii) grants of ISOs to eligible employees and grants of Non-ISOs to any individual with substantial responsibility for the Company's management and growth, as determined by a committee of the Board of Directors; (iii) adjustments to the number and class of shares outstanding pursuant to granted options and reserved under the 1992 Plan in the event of a capital adjustment; (iv) an opportunity for outstanding options to be exercised subsequent to a merger or disposition of all of the Company's assets and for the optionee to receive shares to which he would have been entitled prior to such merger or disposition; and (v) grant of options in substitution for options held by employees of other corporations who are about to become Company employees or whose employer is about to become a parent or subsidiary of the Company. The Company currently has approximately 332 full-time employees, including eight executive officers, each of whom may be eligible to receive grants under the 1992 Plan. Other persons with substantial responsibility for the Company's management and growth may be eligible to receive grants under the 1992 Plan at the discretion of a committee of the Board of Directors. The proposed 1992 Plan Amendment, the text of which is set forth in full in ANNEX A to this proxy statement, would increase the aggregate number of shares for which options may be granted under the plan from 2,000,000 to 2,300,000.

NEW PLAN BENEFITS

     The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the 1992 Plan.

                      NAMES AND POSITION                            PLAN NAME          DOLLAR          NUMBER OF
                      ------------------                            ---------         VALUE $          SHARES(1)
                                                                                      -------          ---------
William A. Hagstrom,
Chairman of the Board and Chief Executive Officer...........           (2)              (3)             204,146

Michael W. George,
President and Chief Operating Officer.......................           (2)              (3)             160,000

Socrates H. Choumbakos,
Senior Vice President, Corporate Planning & Development.....           (2)              (3)             139,700

Mark G. Dimitroff,
Vice President, New Business and Product Development........           (2)              (3)              95,318

Robert W. Veltri, Ph.D.
Vice President and General Manager, UroSciences Group.......           (2)              (3)              96,800

Executive Officers as a Group (8 persons, including
 the executive officers named above)........................           (2)              (3)             909,964

Non-Executive Director Group................................           (2)              (3)              37,500

Non-Executive Officer Employee Group........................           (2)              (3)             739,564

 (1) Includes options granted to Mr. Hagstrom to purchase 106,646, 60,000, 25,000 and 12,500 shares of Common Stock on January 26, 1994, December 15, 1995, March 20, 1997 and April 16, 1998, respectively; options granted to Mr. George to purchase 150,000 and 10,000 shares of Common Stock on August 18, 1998 and September 15, 1998, respectively; options granted to Mr. Choumbakos to purchase 67,000, 20,200, 30,000, 15,000 and 7,500 shares of Common Stock on February 26, 1993, January 26, 1994, December 15, 1995, March 20, 1997 and April 16, 1998, respectively; options granted to Mr. Dimitroff to purchase 32,818, 40,000, 15,000 and 7,500 shares of Common Stock on January 26, 1994, December 15, 1995, March 20, 1997 and April 16, 1998, respectively; options granted to Dr. Veltri to purchase 44,300, 30,000, 15,000 and 7,500 shares of Common Stock on January 26, 1994, December 15, 1995, March 20, 1997 and April 16, 1998, respectively; options granted to other members of the Executive Officer Group to purchase 4,000, 20,000, 15,000, 60,000, 15,000, 20,000, 5,000, and 75,000 shares of Common Stock on February 21, 1994, December 15, 1995, March 20, 1997, February 17, 1998, April 16,
     1998, January 7, 1999, April 1, 1999 and April 12, 1999, respectively; options granted to members of the Non-Executive Director Group to purchase 12,500, 12,500, and 12,500 shares of Common Stock on October 1, 1993, October 29, 1993, and July 12, 1994, respectively; and options granted to members of the Non-Executive Officer Employee Group to purchase an aggregate of 739,564 shares of Common Stock on various dates between June 1, 1992 and April 15, 1999.
(2)  1992 Plan Amendment and 1992 Plan, as amended by the 1992 Plan Amendment.
(3) The actual dollar value, if any, a person may realize will depend on the excess of the per share price of the Common Stock over the per share exercise price on the date the option is exercised. All options granted under the 1992 Plan on February 26, 1993, October 1, 1993, October 29, 1993, January 26, 1994, February 21, 1994, July 12, 1994, September 30,
     1994, December 15, 1995, May 1, 1996, March 20, 1997, May 5, 1997,
     February 17, 1998, April 16, 1998, August 18, 1998, September 15, 1998,
     January 7, 1999, April 1, 1999 and April 12, 1999 have exercise prices of $.35, $.75, $.75, $.75, $.75, $1.00, $1.00, $1.75, $9.00, $10.00,
     $9.25, $6.125, $7.0625, $4.75, $4.875, $5.875, $4.625 and $4.00 per
     share, respectively. Options granted to members of the Non-Executive Officer Employee Group under the 1992 Plan have exercise prices ranging from $.35 to $12.625 The closing price of the Common Stock on the Record Date was $3.625.

FEDERAL TAX CONSEQUENCES

     Options granted under the 1992 Plan may be either ISOs which satisfy the requirements of Section 422 of the Code or Non-ISOs which are not intended to meet these requirements. The federal income tax treatment for the two types of options differs as follows.

     ISOS. In general, no tax consequences should result from the grant to or exercise by an employee of an ISO under the 1992 Plan. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

     For federal tax purposes, dispositions are either qualifying or disqualifying. An optionee makes a qualifying disposition of the purchased shares if he sells or otherwise disposes of the shares after holding them for more than two years after the date the option was granted and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition, a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares generally will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If, however, the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income realized by the optionee cannot exceed the amount realized on the sale or exchange over the exercise price paid for the shares.

     If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable years in which the disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over
(ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     NON-ISOS. No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee.

SUMMARY OF THE DIRECTOR PLAN

     The Board of Directors adopted the Director Plan in May 1997 and the stockholders of the Company approved the plan in June 1997. The Director Plan provides for the automatic grant of stock options to non-employee directors. The Company currently has five non-employee directors, each of whom is eligible to receive grants under the Director Plan. The purposes of the Director Plan are to attract and retain the services of experienced and knowledgeable non-employee directors of the Company and to provide an incentive for such directors to increase their proprietary interests in the Company's long-term success and progress. A committee designated by the Board of Directors (currently the Stock Plan Committee) is the administrator of the Director Plan.

     Under the Director Plan, an aggregate of 100,000 shares of Common Stock were originally authorized and reserved for issuance to non-employee directors. The aggregate number of shares of Common Stock for which options may be granted under the Director Plan may be adjusted based on certain anti-dilution provisions contained in the Director Stock Option Plan. On May 5, 1997, each existing non-employee director was granted an option to purchase shares of Common Stock based upon their period of service as directors at $9.25 per share, the fair market value of such stock on that date. On such date, existing non-employees directors serving (i) since January 1, 1989 were granted an option to purchase 10,000 shares of Common Stock, (ii) only since January 1, 1994 were granted an option to purchase 7,500 shares of Common Stock and (iii) only since January 1, 1995 were granted an option to purchase 5,000 shares of Common Stock. On the date of election of any new non-employee director, such new non-employee director will be granted an option to purchase 10,000 shares of Common Stock at the fair market value of such stock on the date of the grant. Additionally, on July 1 of each year, beginning July 1, 1998, each non-employee director who is a non-employee director on such date will be granted an option to purchase 5,000 shares of Common Stock at the fair market value of such stock on the date that the option is granted. Each stock option granted to a non-employee director will have a ten year term and will be fully vested and exercisable on the first anniversary of the date of the grant, assuming continued service on the Board of Directors.

NEW PLAN BENEFITS

     The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the Director Plan.

                      NAMES AND POSITION                            PLAN NAME          DOLLAR          NUMBER OF
                      ------------------                            ---------         VALUE $          SHARES(1)
                                                                                      -------          ---------
Herbert J. Conrad...........................................           (2)              (3)             12,500

Louis M. Sherwood, MD.......................................           (2)              (3)             12,500

Michael E. Herbert..........................................           (2)              (3)             10,000

Aaron Beam..................................................           (2)              (3)             15,000

Thomas C. Ramey.............................................           (2)              (3)             15,000

(1) Includes options granted to Mr. Conrad to purchase 7,500 and 5,000 shares of Common Stock on May 5, 1997 and July 1, 1998, respectively; options granted to Dr. Sherwood to purchase 7,500 and 5,000 shares of Common Stock on May 5, 1997 and July 1, 1998, respectively; options granted to Mr. Herbert to purchase 5,000 and 5,000 shares of Common Stock on May 5, 1997 and July 1, 1998, respectively; options granted to Mr. Beam to purchase 10,000 and 5,000 shares of Common Stock on December 16, 1997 and July 1, 1998, respectively; and options granted to Mr. Ramey to purchase 10,000 and 5,000 shares of Common Stock on December 16, 1997 and July 1, 1998, respectively.

(2)  Director Plan, as amended by the Director Plan Amendment.
(3) The actual dollar value, if any, a person may realize will depend on the excess of the per share price of the Common Stock over the per share exercise price on the date the option is exercised. All options granted under the Director Plan on May 5, 1997, December 16, 1997 and July 1, 1998 have exercise prices of $9.25, $6.50 and $7.00 per share, respectively. The closing price of the Common Stock on the Record Date was $3.625.

FEDERAL TAX CONSEQUENCES

     Options granted under the Director Plan are classifed as Non-ISO's.

     No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as the Company's principal independent public accountants for the year ended December 31, 1998 and has been recommended by the Audit Committee to so serve for the current year. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of stockholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and change in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports which they file.

     Based solely on a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons, the Company believes that, except as set forth below, no person who, at any time during 1998, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis. Ms. Carmichael, a Vice President of the Company filed a Form 3 February 27, 1998. Ms. Carmichael amended this original filing May 22, 1998 reporting shares with indirect beneficial ownership. Mr. Beam, a director of the Company was required to file a Form 4 on or before September 10, 1998 to report the acquisition of shares. Mr. Beam filed a Form 4 on September 18, 1998.

                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2000 must be received by the Company at its principal executive offices, 840 Research Parkway, Oklahoma City, Oklahoma 73104, no later than January 1, 2000, in order to be included in the proxy statement and form of proxy relating to that meeting.

     According to the bylaws of the Company, at the Annual Meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before the 2000 Annual Meeting of Stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the meeting date.

                                  OTHER MATTERS

     The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                                                                         ANNEX A

                                    AMENDMENT
                                       TO
                                  UROCOR, INC.
         SECOND AMENDED AND RESTATED 1992 STOCK OPTION PLAN, AS AMENDED

                 ADOPTED BY THE BOARD OF DIRECTORS APRIL 14, 1999
                                       AND
                        BY THE STOCKHOLDERS JUNE __, 1999

1. Paragraph 3 of the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, is hereby deleted in its entirety and replaced by the following:

     3. DEDICATED SHARES. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.01 par value (the "Stock"). The total number of shares of Stock with respect to which Incentive Stock Options may be granted shall be 2,300,000 shares. The maximum number of shares subject to Options which may be issued to any Optionee under this Plan during any period of three consecutive years is 500,000 shares. The class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17 hereof.

          In the event that an outstanding Option expires or is surrendered for any reason or terminates by reason of the death or other severance of employment of the Optionee, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

2. Except as expressly amended by this Amendment, the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, shall continue in full force and effect in accordance with its terms.

                                                                         ANNEX B

                                    AMENDMENT
                                       TO
                                  UROCOR, INC.
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. Paragraph 3 of the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan is hereby deleted in its entirety and replaced by the following:

     3.   OPTION SHARES.

          The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.01 par value per share (or such other par value as may be designated by act of the Company's stockholder's, the "Common Stock"). The total amount of shares of Common Stock with respect to which Options may be granted shall not exceed 200,000 shares in the aggregate; PROVIDED, that the class and aggregate number of shares that may be subject to the options granted hereunder shall be subject to adjustment in accordance with the provisions of
     Section 12 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

          If any outstanding Option for any reason shall expire or terminate by reason of the death of the Optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.

2. Except as expressly amended by this Amendment, the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan shall continue in full force and effect in accordance with its terms.

                                     PROXY
                                  UROCOR, INC.
            THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY THE
            BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 1999

     The undersigned stockholder of UroCor, Inc. (the "Company") hereby appoints William A. Hagstrom and Socrates H. Choumbakos as Proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote all shares of Common Stock of the Company of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Westin Hotel, One North Broadway, Oklahoma City, Oklahoma at 2:00 p.m., C.D.T., Monday, June 14, 1999, or at any adjournment(s) thereof, on the following matters more particularly described in the Proxy Statement dated April 30, 1999.

1.  ELECTION OF DIRECTORS:   [ ] FOR all the nominees [ ] WITHHOLD AUTHORITY
                                 listed (except as        to vote for election
                                 indicated to the         of directors
                                 contrary below)
     NOMINEES: Michael W. George, William A. Hagstrom and Michael E. Herbert (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

-------------------------------------------------------------------------

2. Proposal to approve an amendment to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, to increase the number of shares for which options may be granted under such plan from 2,000,000 to 2,300,000.

             [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

3. Proposal to approve an amendment to the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan to increase the number of shares for which options may be granted under such plan from 100,000 to 200,000.

             [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

4. In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

     This proxy, when properly executed, will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, FOR the amendment to the Second Amended and Restated 1992 Stock Option Plan, as amended, set forth in Item 2 and FOR the amendment to the 1997 Non-Employee Director Stock Option Plan set forth in Item 3.

                                   Dated:____________________________, 1999
                                   ________________________________________
                                   ________________________________________
                                        (Signature of Stockholder(s))

                                       Please sign exactly as name appears
                                   hereon. Joint owners should each sign.
                                   When signing as attorney, executor,
                                   administrator, trustee or guardian, please give full title as it appears hereon.

                                         PLEASE MARK, SIGN, DATE AND
                                        RETURN IMMEDIATELY USING THE
                                             ENCLOSED ENVELOPE.